UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      August 4, 2021

ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

216 Airport Drive, Rochester, New Hampshire	03867
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code       603-330-5850

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock (par value $0.001 per Share)	AIN	New York Stock Exchange
Class B Common Stock (par value $0.001 per Share)	AIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 7.01 Regulation FD Disclosure.

In response to recent investor questions, Albany International Corp. (the “Company”) is providing additional clarifying information related to remarks given during the Company’s second quarter ended June 30, 2021 earnings call, held on July 27, 2021:

•
With respect to the F-35 platform, the Company no longer expects the decline of $15 million in revenue in full-year 2021, compared to full-year 2020.  The Company now expects that this decline in revenue will be in the range of $6 to 8 million.

•
With respect to the 787 program, revenue declined by $8 million for the second quarter 2021 compared to 2020, rather than $14 million, and for the full-year 2021 the Company now expects revenue from the platform of about $10 million, representing a decline from full-year 2020 of about $30 million, rather than $40 million.

The above clarifications have no impact on the Company’s reported results for the second quarter ended June 30, 2021 or its financial guidance for full-year 2021.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By:	/s/ Stephen M. Nolan
Name:	Stephen M. Nolan
Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)

Date: August 4, 2021